SECOND AMENDMENT TO BACKUP SERVICING AGREEMENT
This SECOND AMENDMENT TO BACKUP SERVICING AGREEMENT, dated as of May 10, 2018 (the “Amendment”), is made pursuant to that certain Backup Servicing Agreement dated as of August 19, 2011 (as amended, modified or supplemented from time to time, the “Agreement”), among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo” or the “Backup Servicer”), BANK OF MONTREAL, as collateral agent (the “Collateral Agent”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“Credit Acceptance” or the “Servicer”), BMO CAPITAL MARKETS CORP., a Delaware corporation (the “Deal Agent”), and CAC WAREHOUSE FUNDING LLC IV, a Delaware limited liability company (the “Borrower”).
W I T N E S S E T H :
WHEREAS, the Borrower, Credit Acceptance, the Backup Servicer, the Deal Agent and the Collateral Agent have previously entered into and are currently party to the Agreement;
WHEREAS, the parties hereto have requested that certain amendments be made to the Agreement, and the parties hereto are willing to amend the Agreement under the terms and conditions set forth in this Amendment;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.    Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.
Section 2.    Amendment.
2.1.    The first WHEREAS clause of the Agreement is hereby amended in its entirety and as so amended shall read as follows:
WHEREAS, Credit Acceptance, the Borrower, the Backup Servicer, certain lenders that are party thereto from time to time (collectively, the “Lenders”), the Deal Agent, and the Collateral Agent have entered into an Amended and Restated Loan and Security Agreement dated as of May 10, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

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2.2.    Section 5.2 of the Agreement is hereby amended by deleting the reference to “Lender” appearing therein and replacing it with “Lenders.”
Section 3.    Conditions Precedent; Effectiveness of Amendment. This Amendment shall become effective once it has been duly executed by, and delivered to, the parties hereto.
Section 4.    Representations of the Backup Servicer. The Backup Servicer hereby represents and warrants to the parties hereto that as of the date hereof each of the representations and warranties contained in Article 3 of the Agreement and any other Transaction Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then are true and correct as of such earlier date) and that no Backup Servicer Event of Default has occurred and is continuing as of the date hereof and after giving effect to this Amendment.
Section 5.    Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. Reference to this specific Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
Section 6.    Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 7.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Backup Servicing Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
CREDIT ACCEPTANCE CORPORATION, as Servicer
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Treasurer
BMO CAPITAL MARKETS CORP., as Deal Agent
By: /s/ Matthew Peters
Name: Matthew Peters
Title: Managing Director
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Backup Servicer
By: /s/ Scott J. Olmsted
Name: Scott J. Olmsted
Title: Assistant Vice President
CAC WAREHOUSE FUNDING LLC IV,
as Borrower
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Treasurer
BANK OF MONTREAL, as Collateral Agent
By: /s/ Karen Louie
Name: Karen Louie
Title: Director

[Signature Page to Second Amendment to Backup Servicing Agreement]